Exhibit 99.1





                                SCANA Corporation
                      South Carolina Electric & Gas Company
             Public Service Company of North Carolina, Incorporated
                                1426 Main Street
                         Columbia, South Carolina 29201


                         Media Contact:             Investor Contact:
                         Cathy Love                  John Winn
                        (803) 217-7777 (803)217-9240 clove@scana.com
                        jwinn@scana.com

               SCANA Reports Third Quarter 2003 Financial Results,
                            Updates Earnings Guidance

Columbia, SC, October 24, 2003...SCANA Corporation (NYSE: SCG) today announced financial results for the three months and nine months ended September 30, 2003, revised the company's 2003 earnings guidance and provided initial guidance for 2004 earnings.

For the three months ended September 30, 2003, SCANA's reported earnings were $84 million, or 76 cents per share, compared to $78 million, or 74 cents per share, in the same period in 2002. Results for the third quarter of 2003 include an after-tax gain of $2 million, or 2 cents per share, related to the previously announced sale of a portion of the Company's investment in ITC Holding Company. Excluding this gain from reported earnings, GAAP-adjusted net earnings from operations for the third quarter of 2003 were $82 million, or 74 cents per share.

SCANA's reported earnings (loss) are prepared in accordance with Generally Accepted Accounting Principles (GAAP). SCANA's management believes that, in addition to reported earnings (loss) under GAAP, the GAAP-adjusted net earnings from operations provides a meaningful representation of the Company's fundamental earnings power and improves comparability of period-over-period financial performance. A reconciliation of reported (GAAP) earnings (loss) per share to GAAP-adjusted net earnings from operations per share for the three months and nine months ended September 30, 2003 and 2002 is provided in the following table:

                                                             3 Months Ended            9 Months Ended
                                                               September 30,            September 30,
                                                           2003         2002          2003         2002
                                                           ----         ----          ----         ----


Reported (GAAP) Earnings (Loss) per Share                $.76         $.74         $2.18          $(1.76)

Add:
  Impairment Charge on Knology Investment                   -            -          .04              -
  Impairment Charge on ITC^DeltaCom Investment              -            -          -                .07
  Impairment Charge on Deutsche Telekom Investment          -            -          -               1.52
  Cumulative Effect of Accounting Change re: Goodwill       -            -          -               2.20

Deduct:
  Gain on Sale of ITC Holding Company Investment           .02           -           .35            -
  Gain on Sale of Radio Network                             -            -          -                .09
  Gain on Sale of Deutsche Telekom Stock                    -            -          -                .10


GAAP-Adjusted Net Earnings From Operations per Share    $.74          $.74        $1.87               $1.84

"Our third quarter per share results were adversely affected by abnormally cool summer weather, higher operating expenses, continued volatility in wholesale natural gas markets and dilution associated with the public offering of 6 million shares of common stock last October, " said Kevin Marsh, senior vice president and chief financial officer. "These negative factors offset the favorable impact of the 5.8 percent retail electric rate increase that was effective in February 2003, improved results in our natural gas marketing business in Georgia and lower interest expense."

The impact of the cooler summer weather reduced third quarter after-tax electric sales margins by 10 cents per share compared to the same quarter last year. On a weather-normalized basis, third quarter 2003 after-tax electric sales margins would have been 8 cents per share higher.

Marsh noted that SCANA's businesses did not sustain any damage from Hurricane Isabel, which hit North Carolina's Outer Banks in mid-September and moved up the Eastern Seaboard, resulting in a number of fatalities and injuries, causing extensive property damage and knocking out power to millions of people.

Reported earnings for the nine months through September 30, 2003 were $242 million, or $2.18 per share. Those results included a net after-tax gain of $34 million, or 31 cents per share, related to the continued monetization and valuation of the Company's telecommunications assets. For the nine months ended September 30, 2002, the Company had a reported loss of $184 million, or $1.76 per share. Those prior period results included impairment charges relating to the Company's telecommunications investments totaling $166 million, or $1.59 per share, a non-cash, after-tax impairment charge of $230 million, or $2.20 per share, related to a mandated change in the method of accounting for goodwill associated with the Company's acquisition of PSNC Energy in 2000, and a net after-tax gain of $19 million, or 19 cents per share, from the sale of telecommunications assets. Excluding from reported earnings in both periods the effects of the monetization and valuation of telecommunications assets and the mandated accounting change, GAAP-adjusted net earnings from operations for the nine months ended September 30, 2003 were $208 million, or $1.87 per share, compared to $193 million, or $1.84 per share, for the same period in 2002.

"On a year-to-date basis through September, milder than normal weather reduced after-tax electric sales margins by 11 cents per share," said Marsh. "Since our original earnings guidance for 2003 assumed normal weather, we are revising our 2003 guidance for GAAP-adjusted net earnings from operations from a range of $2.50 - $2.60 per share to a range of $2.45 - $2.55 per share to reflect the impact of the milder than normal weather through September."

For 2004, the Company announced initial earnings guidance in the range of $2.55
- $2.75 per share. "As a result of the uncertain economic outlook and the prospect of continued high prices of natural gas relative to alternative fuels in industrial interruptible markets, we are reducing our goal for average annual earnings growth from a range of 6 - 8 percent to a range of 4 - 6 percent," said Marsh. "We believe this slightly lower growth target is more realistic in light of today's challenging business environment."

"Notwithstanding the impact of milder weather on electric sales margins, we are pleased with the results we have achieved through the first nine months of the year," said Marsh. "As we look ahead to the remainder of this year and to 2004, we will continue to execute our strategic plan, which is focused on providing high quality services to our customers and increasing value for our shareholders over the long term."

REGULATED OPERATIONS

South Carolina Electric & Gas Company

Reported earnings in the third quarter of 2003 at South Carolina Electric & Gas Company (SCE&G), SCANA's principal subsidiary, were $88 million, or 80 cents per share, compared to $86 million, or 82 cents per share, in the same quarter last year. Milder weather, higher operating expenses and share dilution offset the favorable impact of customer growth and the retail electric rate increase that was effective in February 2003.

The weather in SCE&G's electric service area this past summer, as measured by cooling degree days, was 13 percent milder compared to the warmer-than-normal summer in 2002. The milder weather was the primary factor contributing to a 5.4 percent decline in total kilowatt-hour sales of electricity in the third quarter of 2003 compared to the same period last year. Residential sales were down 8.7 percent and commercial sales were down 5.4 percent. Industrial sales were up 1.9 percent. At September 30, 2003, SCE&G was serving approximately 567,000 electric customers, an increase of about 2.0 percent over the past year.

PSNC Energy

PSNC Energy, the Company's North Carolina-based retail natural gas distribution subsidiary, reported a seasonal loss of $7 million, or 6 cents per share, in the third quarter of 2003, relatively unchanged compared to a loss of $6 million, or 6 cents per share, in the same quarter in 2002. Higher sales margins, driven primarily by customer growth, were offset by higher operating expenses. PSNC Energy's customer base, which totaled approximately 378,000 at September 30, 2003, is growing at an annual rate of about 4 percent.

South Carolina Pipeline Corporation

South Carolina Pipeline, SCANA's intrastate gas transmission subsidiary, reported breakeven results in the third quarter of 2003 compared to earnings of $4 million, or 3 cents per share in the same quarter last year. That decline reflects lower margins resulting from intense competition with alternative fuels in industrial interruptible markets. Pipeline's earnings were also negatively affected by reduced demand for natural gas as a fuel for electric generation as a result of the milder weather.

NON-REGULATED OPERATIONS

SCANA Energy - Georgia

SCANA Energy, the Company's retail natural gas marketing business in Georgia, reported breakeven results in the third quarter of 2003 compared to a loss of $4 million, or 3 cents per share, in the third quarter of 2002. That improvement was due primarily to improved sales margins resulting from customer growth and more favorable market conditions, which more than offset the negative impact of higher operating and customer service expenses.

At September 30, 2003, SCANA Energy was serving more than 350,000 non-regulated customers, maintaining its position as the second largest natural gas marketer in Georgia with about a 25 percent market share. The Company also serves about 31,000 low income and credit challenged customers through its Regulated Division.

Corporate and Other Non-Regulated

SCANA's other non-regulated businesses had combined reported earnings of $2 million, or 2 cents per share, in the third quarter of 2003. Those results include an additional after-tax gain of $2 million, or 2 cents per share, related to the sale of a portion of the Company's investment in ITC Holding Company, which was completed in the second quarter of 2003. Excluding this gain, 2003 GAAP-adjusted net earnings from operations for these businesses were breakeven in the third quarter of 2003. By comparison, these non-regulated businesses had a combined reported loss of $2 million, or 2 cents per share, in the third quarter of 2002. Lower interest expense contributed to that improvement.

2003 - 2004 EARNINGS OUTLOOK

As a result of the negative impact of milder than normal weather on after-tax electric sales margins through the first nine months of 2003, the Company is lowering its guidance for 2003 GAAP-adjusted net earnings from operations from a range of $2.50 - $2.60 per share to a range of $2.45 - $2.55 per share. The revised 2003 guidance assumes normal weather in the Company's electric and natural gas service areas during the fourth quarter of 2003 and excludes any potential gains or losses from investing activities or sales of certain assets. Taking into consideration the net effects of the monetization and valuation of telecommunications investments recorded during the first nine months of 2003, the Company anticipates that reported earnings in 2003 will be 31 cents per share higher than the GAAP-adjusted net earnings from operations.

For 2004, the Company estimates that earnings will be in the range of $2.55 - $2.75 per share. The 2004 guidance assumes normal weather in the Company's electric and natural gas service areas and excludes any potential gains or losses from investing activities or sales of certain assets. Other factors that may impact future earnings include changes in interest rates, the performance of the Company's pension plan assets, wholesale natural gas prices and other factors discussed in the Company's Securities and Exchange Commission filings. Due to the uncertainty of these factors and the slower than expected improvement in the national and regional economy, the Company is revising its goal for average annual earnings growth from a range of 6-8 percent to a range of 4-6 percent.

PROFILE

SCANA Corporation, a Fortune 500 company headquartered in Columbia, SC, is an energy-based holding company principally engaged, through subsidiaries, in electric and natural gas utility operations, telecommunications and other energy-related businesses. Information about SCANA and its businesses is available on the Company's website at www.scana.com.

CONFERENCE CALL NOTICE

SCANA will host its quarterly conference call for financial analysts at 10:00 a.m. Eastern Time today. The call-in numbers for the conference call are 1-800-374-2396 (Domestic) and 1-706-679-5430 (International). Participants should call in 5 to 10 minutes prior to the scheduled start time. There is no password or I.D. number required. A tape recording of the conference call will be available approximately 2 hours after conclusion of the call through November 7, 2003. The telephone replay numbers are 1-800-642-1687 (Domestic) and 1-706-645-9291 (International). The conference I.D. number for the telephone replay is 3061729.

All interested persons, including investors, media and the general public, may listen to a live web cast of the conference call at either of the following internet web sites: www.scana.com or www.videonewswire.com/SCG/102403. Participants should go to either of these web sites at least 10 minutes prior to the call start time and follow the instructions. A replay of the conference call will be available approximately 2 hours after conclusion of the call through November 7, 2003 on either of these web sites.

SAFE HARBOR STATEMENT

This press release includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent, belief or current expectations of the Company and its management. Although SCANA Corporation believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, the following: (1) that the information is of a preliminary nature and may be subject to further and/or continuing review and adjustment, (2) changes in the utility and non-utility regulatory environment, (3) changes in the economy, especially in areas served by the Company's subsidiaries, (4) the impact of competition from other energy suppliers, including competition from alternative fuels in industrial interruptible markets, (5) growth opportunities for the Company's regulated and diversified subsidiaries, (6) the results of financing efforts, (7) changes in the Company's accounting policies, (8) weather conditions, especially in areas served by the Company's subsidiaries, (9) performance of and marketability of the Company's investments in telecommunications companies, (10) performance of the Company's pension plan assets, (11) inflation, (12) changes in environmental regulations, (13) volatility in commodity natural gas markets and (14) the other risks and uncertainties described from time to time in the Company's periodic reports filed with the Securities and Exchange Commission. The Company disclaims any obligation to update any forward-looking statements.

                                      # # #

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FINANCIAL AND OPERATING INFORMATION

                     Consolidated Statements of Operations
                (Millions, except per share amounts) (Unaudited)

                                                 Three Months Ended                 Nine Months Ended
                                                     September 30,                     September 30,
                                                  2003          2002                 2003       2002
Operating Revenues:
  Electric                                        $429        $424                $1,121      $1,075
  Gas-Regulated                                    155         136               775             587
  Gas-Non-regulated                                167         134               650             503
                                                   ---         ---               ---             ---
     Total Operating Revenues                      751         694             2,546           2,165
                                                   ---         ---             -----           -----

Operating Expenses:
  Fuel and purchased power                         110         112               297             300
  Gas purchased for resale                         262         215             1,127             828
  Other operation and maintenance                  135         126               420             383
  Depreciation and amortization                     60          55               180             163
  Other taxes                                       34          32               104              95
                                                    --         ---               ---              --
     Total Operating Expenses                      601         540             2,128           1,769
                                                   ---         ---             -----           -----

Operating Income                                   150         154               418             396
                                                   ---         ---               ---             ---

Other Income (Expense), Net                         19          17               101            (170)
Interest Charges, Net                               48          49               149             151
Income Tax Expense                                  35          41               120              20
Preferred Dividend Requirement
  of SCE&G - Mandatorily Redeemable
  Preferred Securities                               -          (1)               (2)             (3)
Preferred Stock Cash Dividends
  of SCE&G                                          (2)         (2)               (6)             (6)
                                                    ---       -----               ---             ---

Income Before Cumulative
  Effect of Accounting Change                       84          78               242              46
Cumulative Effect of Accounting Change,
  Net of Taxes                                     __-         __-              ___-            (230)
                                                     -           -                 -            -----
Net Income (Loss)                                $   84       $ 78             $ 242          $ (184)
                                                    -----       --              ----            ----

Common Stock Data:
  Earnings Per Share Before
    Cumulative Effect of Accounting Change        $.76          $ .74         $ 2.18          $   .44
  Cumulative Effect of Accounting Change           -                 -          __  -           (2.20)
                                                -----              ----           ----        --------
  Reported Earnings (Loss) Per Share             $.76          $ .74          $ 2.18          $(1.76)
                                                 ----            ---            ----          -------
  Wtg. Avg. Common Shares Outstanding            110.9         104.7           110.9            104.7








Consolidated Condensed Balance Sheets
(Millions)  (Unaudited)
                                               September 30,    December 31,
                                                  2003             2002
ASSETS
Utility Plant, Net                              $5,906            $5,474
Other Property and Investments                     315               326
Current Assets                                     729             1,137
Deferred Debits                                    838               809
                                                   ---               ---
    Total Assets                                $7,788            $7,746
                                                 -----             -----

CAPITALIZATION AND LIABILITIES
Capitalization:
  Common Equity                                            $2,306       $2,177
  Preferred Stock                                             115          115
  SCE&G Obligated Mandatorily Redeemable Preferred Stock        -           50
  Long-term Debt, Net                                       2,852        2,834
                                                            -----        -----
    Total Capitalization                                    5,273        5,176
                                                           ------        -----
Current Liabilities:
  Short-Term Borrowings                                       242          209
  Current Portion of Long-Term Debt                           402          413
  Other Current Liabilities                                   474          651
                                                              ---          ---
Total Current Liabilities                                   1,118        1,273
                                                            -----        -----
Deferred Credits                                            1,397        1,297
                                                            -----        -----
    Total Capitalization and Liabilities                   $7,788       $7,746
                                                            -----        -----



Reported (GAAP) Earnings (Loss) per Share by Company:
(Unaudited)
                                                     Three Months Ended         Nine Months Ended
                                                       September 30,           September 30,
                                                     2003         2002          2003         2002
SC Electric & Gas                                   $.80          $.82          $1.57        $1.68
PSNC Energy                                         (.06)         (.06)           .15        (2.07)
SC Pipeline                                          .00           .03            .04          .01
SCANA Energy-Georgia (1)                             .00          (.03)           .15          .09
Corporate and Other Non-regulated, Net (1)           .02          (.02)           .27        (1.47)
                                                     ---          -----       -------        ------
    Reported (GAAP) Earnings (Loss) per Share       $.76          $.74          $2.18       $(1.76)
                                                    ----          ----           ----       -------



GAAP-Adjusted Net Earnings (Loss) From Operations per Share by Company:
(Unaudited)

                                                               2002        2003        2002         2003
SC Electric & Gas                                             $.80        $.82           $1.57     $1.68
PSNC Energy                                                   (.06)       (.06)       .15           .13
SC Pipeline                                                    .00         .03        .04           .01
SCANA Energy-Georgia (1)                                       .00        (.03)       .15           .09
Corporate and Other Non-regulated, Net (1)                     .00        (.02)      (.04)         (.07)
                                                               ---        -----      -----         -----
    GAAP-Adjusted Net Earnings from Operations per Share      $.74        $.74        $1.87        $1.84
                                                              ----        ----         ----         ----



(1) Current and prior period results reflect a reclassification of certain interruptible operations from SCANA Energy-Georgia to SCANA Energy Marketing




Variances in Reported (GAAP) Earnings (Loss) per Share:
(Unaudited)
                                                                      Three Months Ended      Nine Months Ended
                                                                         September 30             September 30

2002 Reported (GAAP) Earnings (Loss) Per Share                            $.74                     $(1.76)

Variances:
 Electric Margin:
      Change in Rates                                                      .14                         .32

      Customer Growth                                                      .01                         .08
      Weather                                                             (.10)                       (.11)
         Total Electric Margin                                             .05                         .29

   Gas Margin                                                              .03                         .21
   O&M Expense                                                            (.06)                       (.22)
   Depreciation Expense                                                   (.03)                       (.10)

   Property Taxes                                                         (.02)                       (.06)
   Interest Expense (net of AFC)                                           .01                         .01
   Additional Shares Outstanding (Dilution)                               (.03)                       (.13)

   Other, Net                                                              .05                         .03
                                                                           ---                         ---
      Variance in GAAP-Adjusted Net Earnings From Operations per Share    .00                          .03
                                                                          ---                          ---
   Gain on Sale of ITC Holding Company Investment                         .02                          .35
   Impairment Charge on Knology Investment                                  -                         (.04)
   Gain on Sale of Radio Network                                            -                         (.09)
   Impairment Charge on ITC^DeltaCom Investment                             -                          .07
   Cumulative Effect of Accounting Change re: Goodwill                      -                         2.20
   Impairment Charge on Deutsche Telekom Investment                         -                         1.52
   Gain on Sale of Deutsche Telekom Stock                                   -                         (.10)
                                                                       --------                      -----
      Variance in Reported (GAAP) Earnings per Share                      .02                         3.94
                                                                       -------                        ----
2003 Reported (GAAP) Earnings Per Share                                  $.76                        $2.18
                                                                         ----                         ----

Consolidated Operating Statistics

                             Three Months Ended September 30,     Nine Months Ended September 30,
                                2003       2002      % Change      2003      2002     % Change
 Electric Operations:

   Sales (Million KWH):
      Residential                2,071   2,269       (8.7)        5,383     5,498        (2.1)
      Commercial                 1,907   2,016       (5.4)        5,034     5,082        (0.9)
      Industrial                 1,702   1,671        1.9         4,938     4,909         0.6
      Other                        139     156      (10.9)          392       413        (5.1)
                                   ---     ---                      ---       ---
        Total Retail             5,819   6,112       (4.8)       15,747    15,902        (1.0)
      Wholesale                    516     588      (12.2)        1,464     1,699       (13.8)
                                   ---     ---                    -----     -----
        Total Sales              6,335   6,700       (5.4)       17,211    17,601        (2.2)
                                 -----   -----                   ------    ------
  Customers (Period-End)                                        566,996   556,697         1.9




Natural Gas Operations:

  Sales (MillionTherms):
      Residential               42      36        16.7           440       379        16.1
      Commercial                57      46        23.9           278       234        18.8
      Industrial               289     362       (20.2)          841       995       (15.5)
                               ---     ---                       ---       ---
        Total Retail           388     444       (12.6)        1,559     1,608        (3.0)
      Sales for Resale          21      57       (63.2)          115       216       (46.8)
      Transportation Volumes    84      78         7.7           254       236         7.6
                             -----      --                       ---       ---
        Total Sales            493     579       (14.9)        1,928     2,060        (6.4)
                               ---     ---                     -----     -----

  Customers (Period-End) (2)                                  1,039,256     990,717        4.9

(2) Current and prior period-end natural gas customers reflects a reclassification of customers at PSNC Energy implemented during 2002.


Weather Data - Electric Service Territory:

                                     Three Months Ended September 30,            Nine Months Ended September 30,
                                    Actual           Percent Change             Actual            Percent Change
                                     2003       vs 2002       vs Normal          2003         vs 2002    vs Normal
  Heating Degree Days                  8           NM          NM              1,390           14.4        4.4
  Cooling Degree Days              1,273          (12.7)       (7.9)           1,986          (15.0)      (9.0)

  [NM = Not Meaningful]


Security Credit Ratings (as of 10/24/03):


                                       Standard & Poor's                        Moody's
                                    Rating           Outlook           Rating           Outlook
SCANA Corporation:
  Corporate/Issuer Rating            A-              Stable             A3               Stable
  Senior Unsecured                  BBB+             Stable             A3               Stable

South Carolina
Electric & Gas Company:
  Corporate/Issuer Rating            A-              Stable            A2                Stable
  Senior Secured                     A-              Stable            A1                Stable
  Commercial Paper                  A-2              Stable            P-1              Stable

PSNC Energy:
  Senior Unsecured                  A-               Stable            A2               Stable
  Commercial Paper                  A-2              Stable            P-1              Stable

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